Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)                                 Registration Statement (Form S-1 No. 333-204905) as filed on June 12, 2015, and amended on September 8, 2015, September 22, 2015, October 1, 2015, and October 13, 2015,

(2)                                 Registration Statement (Form S-8 No. 333-207949) pertaining to the 2015 Omnibus Incentive Compensation Plan,

(3)                                 Registration Statement (Form S-8 No. 333-211490) pertaining to the 2016 Equity Incentive Plan,

(4)                                 Registration Statement (Form S-8 No. 333-211491) pertaining to the 2016 Employee Stock Purchase Plan,

(5)                                 Registration Statement (Form S-1 No. 333-213676) as filed on September 16, 2016,

(6)                                 Registration Statement (Form S-3 No. 333-214507) as filed on November 8, 2016; and

(7)                                 Registration Statement (Form S-3 No. 333-218252) as filed on May 26, 2017.

of our report dated April 2, 2018, with respect to the consolidated financial statements of Cerecor Inc. included in its Form 10-K/A for the year ended December 31, 2017.

/s/ Ernst & Young LLP
Baltimore, Maryland
September 7, 2018